Exhibit d(xl) under Form N-1A
                                             Exhibit 10 under Item 601/ Reg. S-K

                                   Exhibit OO

                                     to the

                          Investment Advisory Contract

                             MONEY MARKET MANAGEMENT

      For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual gross investment advisory fee ranging from 0.5% on the first $500 million of average daily net assets of the Trust to 0.4% on average daily net assets in excess of $2 billion as specified below:

    INVESTMENT ADVISORY FEE         AVERAGE DAILY NET ASSETS
                                          OF THE TRUST

            .5%                          on the first $500 million
            .475%                        on the next $500 million
            .45%                         on the next $500 million
            .425%                        on the next $500 million
            .4%                          thereafter

      The advisory fee so accrued shall be paid to Adviser daily.

      Witness the due execution hereof this 1st day of February, 2000.

                                    FEDERATED INVESTMENT
                                    MANAGEMENT COMPANY


                                    By:  /S/ G. ANDREW BONNEWELL
                                       --------------------------------
                                    Name:  G. Andrew Bonnewell
                                    Title:  Vice President

                                    MONEY MARKET OBLIGATIONS
                                    TRUST

                                    By:  /S/ RICHARD B. FISHER
                                       --------------------------------
                                    Name:  Richard B. Fisher
                                    Title:  Vice President

                            LIMITED POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, dated as of April 1, 1999, that Money Market Obligations Trust, a business trust duly organized under the laws of the Commonwealth of Massachusetts (the "Trust"), does hereby nominate, constitute and appoint Federated Investment Management Company, a business trust duly organized under the laws of the state of Delaware (the "Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Trust, acting on behalf of each of the series portfolios for which the Adviser acts as investment adviser shown on Schedule 1 attached hereto and incorporated by reference herein (each such series portfolio being hereinafter referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund of the Trust in accordance with Adviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to the Adviser as investment adviser of each Fund under that certain investment advisory contract dated December 11, 1989 by and between the Adviser and the Trust (such investment advisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Investment Advisory Contract").

     The Adviser shall exercise or omit to exercise the powers and authorities granted herein in each case as the Adviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances. The Trust hereby ratifies and confirms as good and effectual, at law or in equity, all that the Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Adviser to act or assume responsibility for any matters referred to above or other matters even though the Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed
(i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Adviser under the terms of the Investment Advisory Contract or (iii) exonerate, relieve or release the Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Adviser (x) under the terms of the Investment Advisory Contract or (y) at law, or in equity, for the performance of its duties as the investment adviser of any of the Funds.

     The Trust hereby agrees to indemnify and save harmless the Adviser and its Trustees/partners, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Trust, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of the Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Trust, or the taking of any action under or in connection with any of the foregoing. The obligations of the Trust under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by the Adviser on behalf of the Trust during the term of this Limited Power of Attorney. No Fund shall have any joint or several obligation with any other Fund to reimburse or indemnify an Indemnified Party for any action, event, matter or occurrence performed or omitted by or on behalf of the Adviser in its capacity as agent or attorney-in-fact of Trust acting on behalf of any other Fund hereunder.

     Any person, partnership, corporation or other legal entity dealing with the Adviser in its capacity as attorney-in-fact hereunder for the Trust is hereby expressly put on notice that the Adviser is acting solely in the capacity as an agent of the Trust and that any such person, partnership, corporation or other legal entity must look solely to the Trust in question for enforcement of any claim against the Trust, as the Adviser assumes no personal liability whatsoever for obligations of the Trust entered into by the Adviser in its capacity as attorney-in-fact for the Trust.

     Each person, partnership, corporation or other legal entity which deals with a Fund of the Trust through the Adviser in its capacity as agent and attorney-in-fact of the Trust, is hereby expressly put on notice (i) that all persons or entities dealing with the Trust must look solely to the assets of the Fund of the Trust on whose behalf the Adviser is acting pursuant to its powers hereunder for enforcement of any claim against the Trust, as the Trustees, officers and/or agents of such Trust, the shareholders of the various classes of shares of the Trust and the other Funds of the Trust assume no personal liability whatsoever for obligations entered into on behalf of such Fund of the Trust, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other Fund of the Trust.

     The execution of this Limited Power of Attorney by the Trust acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds. Liability for or recourse under or upon any undertaking of the Adviser pursuant to the power or authority granted to the Adviser under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund of the Trust on whose behalf the Adviser was acting pursuant to the authority granted hereunder.

     The Trust hereby agrees that no person, partnership, corporation or other legal entity dealing with the Adviser shall be bound to inquire into the Adviser's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Trust that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Investment Advisory Contract between the Trust and the Adviser. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Trust at any time provided that no such revocation or termination shall be effective until the Adviser has received actual notice of such revocation or termination in writing from the Trust.

     This Limited Power of Attorney constitutes the entire agreement between the Trust and the Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Trust.

     This Limited Power of Attorney shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. If any provision hereof, or any power or authority conferred upon the Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

     This Limited Power of Attorney may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Trust when the Trust shall have executed at least one counterpart and the Adviser shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Trust and the Adviser will execute sufficient counterparts so that the Adviser shall have a counterpart executed by it and the Trust, and the Trust shall have a counterpart executed by the Trust and the Adviser. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the Trust has caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.

                                       MONEY MARKET OBLIGATIONS TRUST

                                       By:   /S/ DEBORAH A. CUNNINGHAM
                                             ---------------------------------
                                       Name:  Deborah A. Cunningham
                                       Title: Vice President

Accepted and agreed to this
1st day of April, 1999

FEDERATED INVESTMENT MANAGEMENT COMPANY

By:   /S/ G. ANDREW BONNEWELL
      ---------------------------
Name: G. Andrew Bonnewell

Title:                           Vice President

                                   Schedule 1

                          to Limited Power of Attorney

                               dated as of April 1, 1999
                        by Money Market Obligations Trust

                            (the Trust "), acting on

                        behalf of each of the series portfolios
                          listed below, and appointing

                     Federated Investment Management Company

                           the attorney-in-fact of the

                                      Trust

                            LIST OF SERIES PORTFOLIOS

                         Automated Cash Management Trust

                        Automated Government Money Trust

                             Federated Master Trust

                      Federated Short-Term U.S. Government Trust

                           Government Obligations Fund

                                Liquid Cash Trust

                             Prime Obligations Fund

                            Tax-Free Obligations Fund

                            Treasury Obligations Fund

                          Trust for Government Cash Reserves
                    Trust for Short-Term U.S. Government Securities
                       Trust for U.S. Treasury Obligations

                           Amendment #1 to Schedule 1

                          to Limited Power of Attorney

                               dated as of April 1, 1999
                            (revised as of August 1, 1999)
                        by Money Market Obligations Trust

                            (the Trust "), acting on

                        behalf of each of the series portfolios
                          listed below, and appointing

                     Federated Investment Management Company

                           the attorney-in-fact of the

                                      Trust

                            LIST OF SERIES PORTFOLIOS

                         Automated Cash Management Trust

                       Automated Government Cash Reserves

                        Automated Government Money Trust

                        Automated Treasury Cash Reserves

                             Federated Master Trust

                      Federated Short-Term U.S. Government Trust

                           Government Obligations Fund

                      Liberty U.S. Government Money Market Trust

                                Liquid Cash Trust

                             Prime Obligations Fund

                            Tax-Free Obligations Fund

                            Treasury Obligations Fund

                          Trust for Government Cash Reserves
                    Trust for Short-Term U.S. Government Securities
                       Trust for U.S. Treasury Obligations

                           U.S. Treasury Cash Reserves

                           Amendment #2 to Schedule 1

                          to Limited Power of Attorney

                               dated as of April 1, 1999
                         (as revised September 1, 1999)

                        by Money Market Obligations Trust

                            (the Trust "), acting on

                        behalf of each of the series portfolios
                          listed below, and appointing

                     Federated Investment Management Company

                           the attorney-in-fact of the

                                      Trust

                            LIST OF SERIES PORTFOLIOS

                         Automated Cash Management Trust

                       Automated Government Cash Reserves

                        Automated Government Money Trust

                        Automated Treasury Cash Reserves

                             Federated Master Trust

                      Federated Short-Term U.S. Government Trust

                            Federated Tax-Free Trust

                           Government Obligations Fund

                      Liberty U.S. Government Money Market Trust

                                Liquid Cash Trust

                             Prime Obligations Fund

                            Tax-Free Obligations Fund

                            Treasury Obligations Fund

                          Trust for Government Cash Reserves
                    Trust for Short-Term U.S. Government Securities
                       Trust for U.S. Treasury Obligations

                           U.S. Treasury Cash Reserves

                           Amendment #3 to Schedule 1

                          to Limited Power of Attorney

                               dated as of April 1, 1999
                            (as revised June 1, 2000)

                        by Money Market Obligations Trust

                            (the Trust "), acting on

                        behalf of each of the series portfolios
                          listed below, and appointing

                     Federated Investment Management Company

                           the attorney-in-fact of the

                                      Trust

                            LIST OF SERIES PORTFOLIOS

                          Alabama Municipal Cash Trust

                          Arizona Municipal Cash Trust

                         Automated Cash Management Trust

                       Automated Government Cash Reserves

                        Automated Government Money Trust

                        Automated Treasury Cash Reserves

                         California Municipal Cash Trust

                        Connecticut Municipal Cash Trust

                             Federated Master Trust

                      Federated Short-Term U.S. Government Trust

                            Federated Tax-Free Trust

                          Florida Municipal Cash Trust

                          Georgia Municipal Cash Trust

                           Government Obligations Fund

                      Liberty U.S. Government Money Market Trust

                                Liquid Cash Trust

                          Maryland Municipal Cash Trust

                       Massachusetts Municipal Cash Trust

                          Michigan Municipal Cash Trust

                         Minnesota Municipal Cash Trust

                             Money Market Management

                               Money Market Trust

                           Municipal Obligations Fund

                         New Jersey Municipal Cash Trust

                          New York Municipal Cash Trust

                       North Carolina Municipal Cash Trust

                            Ohio Municipal Cash Trust

                        Pennsylvania Municipal Cash Trust

                           Prime Cash Obligations Fund

                             Prime Obligations Fund

                          Prime Value Obligations Fund

                            Tax-Free Obligations Fund

                         Tennessee Municipal Cash Trust

                            Treasury Obligations Fund

                          Trust for Government Cash Reserves
                    Trust for Short-Term U.S. Government Securities
                       Trust for U.S. Treasury Obligations

                           U.S. Treasury Cash Reserves